Exhibit 4.19

Confidential

This Licensed Software agreement is entered by and between **Diginex Solutions (Diginex) Ltd** with registration number **2635911** and with its registered office Smart-Space Fintech 2, Room 3, Unit 401-404 Core C, Cyberport, Telegraph Bay, Hong Kong (**Diginex**) and the **Customer (AIKYA Business Solution Private Limited (AIKYA)).**

Services and Agreement Start Date	17th March 2025

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Customer Information			
By or on Behalf of (**Customer**)	AIKYA Business Solution Private Limited (AIKYA)		
Authorised Signature	/s/ Ramesh CR		
Date	18th March 2025		
Signatory's Name			
Signatory's Position			
Company Registration Number		Country	India
Company Registered Address			
Contact Phone			
Email			

Diginex and Customer each a **Party** and, collectively, **Parties**.

For Diginex	
Authorised Signature	/s/ Mark Blick
Date and Place	18 March 2025
Signatory's Name	Mark Blick
Signatory's Position	CEO
Bank Name	[redacted]
Bank SWIFT code	[redacted]
Account Name	[redacted]
Account Number	[redacted]

WHEREAS:

i. DIGINEX is the owner of sustainability services and Customer wishes to promote these services and the non-exclusive right to refer the Services to its clients (“**Purpose**”) in Malaysia (collectively, the “**Territories**”).

1. COMPENSATION

A. The costs are set out in clause 5.

2. TERM AND TERMINATION

A. The license provides a "**right to use**" of the Licensed Software on an "as-is" basis, with no required updates, and is not dependent on future updates to maintain functionality;

B. Upgrades or maintenance of the Licensed Software are not a requirement for the Licensed Software to function and are not included in this Licensed Software agreement.

C. Aikya is able to use the Licensed Software and resell it without Diginex’s further performance or involvement.

IN WITNESS WHEREOF, the Parties have agreed to be bound by the terms and conditions of the Agreement.

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1.	DEFINITIONS

Affiliate means, with respect to a given person, another person that, directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person. As used herein, the term “control” means possessing, directly or indirectly, the power to direct or cause the direction of the management, policies and operations of such person, whether through ownership of voting securities, by contract or otherwise.

Available Services means any services that are provided from diginex.

Customer Sites means the Customer’s sites specified in accordance with the relevant Statement of Work at which the Services is to be performed.

Personal Data means, without limitation: personally identifiable information or personal data as defined under the laws of the respective jurisdiction applicable to the Services to be performed and, in any event, (i) any information that can be used to distinguish or trace an individual’s identity, such as person’s name, date and place of birth, biometric records mother’s maiden name, address, email address, telephone number, social security number, state identification or driver’s license numbers, account information, PIN numbers, access and security codes, login information; and (ii) any other information that is linked or linkable to an individual, such as information about a person’s sex, age, income, health or medical information, educational, financial and employment information. Personal Information includes whole or partial copies of such information or materials derived from such information.

2.	GRANT

Diginex hereby grants to the Customer, subject to the terms and conditions of this Agreement, a non-exclusive right to promote the Diginex brand and its services for the Purpose. If Customer is promoting any other company with competing service offering in the same Territories or to the same client network, Customer is obliged to inform Diginex.

3.	SCOPE OF AGREEMENT

A.	Diginex shall on an expedited basis provide Aikya with a customized White Label version of diginexESG (the “Licensed Software”).

B.	The Licensed Software is provided on an as-is basis, and Aikya has the perpetual right to use the software without requiring future modifications or enhancements from Diginex. Any updates or maintenance services shall be subject to a separate agreement and are not necessary for the continued use of the Licensed Software

C.	Aikya may, at its discretion, enter into a separate Maintenance and Service Agreement with Diginex for ongoing support, updates, and enhancements. The availability of such services does not affect Aikya’s rights under the Licensed Software Agreement.

D.	This Licensed Software Agreement does not include any future updates, enhancements, or modifications to the Licensed Software. Any such updates will be provided under a separate Maintenance and Service Agreement, if applicable.

E.	Diginex shall have no further obligations or involvement related to the Licensed Software after delivery, except as may be separately agreed in a Maintenance and Service Agreement.

4.	COVENANTS, REPRESENTATIONS AND WARRANTIES

A.	Each Party hereto represents and warrants, as far as applicable, that:

(a)	it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation;

(b)	it has never been declared bankrupt;

(c)	it has the corporate power and authority to enter into this Agreement, and the execution, delivery and performance of this Agreement and the transactions and other documents contemplated hereby have been duly authorized by all necessary corporate action;

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(d)	it will immediately notify the other if it becomes aware of any change in regulatory requirements, or reasonably foreseeable change in regulatory requirements, or any events that is likely to materially affect either Party’s obligations, revenues or costs under, or any material term of, this Agreement;

5.	TERMS OF PAYMENT

A.	Customer agrees to pay an upfront license fee with a total of , which is a fixed, one-time and non-refundable fee for the right to use and distribute the Licensed Software. This upfront license fee is not contingent upon any future revenue generation by Customer.

The first payment of                 should be made on the delivery of software and the second payment of $500,000 should be made before 30th June 2025. The second payment is non-conditional.

B.	Diginex and Customer agree to a revenue share of Diginex’s standard software pricing for all clients introduced by Customer who sign on to Diginex products (the “Revenue-sharing”). The Revenue-sharing shall be calculated based on the greater of (i) the actual contract value agreed with the clients or (ii) Diginex’s standard pricing applicable to clients (the “Standard Pricing”). The Revenue-sharing shall only commence once Customer has accumulated a total of $900,000 in revenue of clients’ annual contract value (the “Revenue Threshold”). Prior to reaching the Revenue Threshold, no Revenue-sharing payments shall be due under this agreement.

The Revenue-Sharing obligation by Customer is a separate financial arrangement and does not constitute an ongoing service, support, or maintenance obligation by Diginex. Diginex shall have no continuing performance obligations related to the Licensed Software beyond the initial delivery.

The Customer shall provide a quarterly statement detailing the revenue earned from the clients’ annual contract value. This statement must be submitted no later than the 10th day following the end of each calendar quarter.

C.	The Standard Pricing to be locked for 3 years for any clients who sign up during the period of this agreement. New features can be charged incrementally. Any increases to the Standard Pricing will be capped at 10% per year and shall not be applied retroactively to clients who have already signed up to diginexESG. Customer shall not charge clients at a price lower than the Standard Pricing.

D.	Payment from Customer to Diginex is made in US dollars (USD).

E.	Should Customer have any queries or dispute in relation to the invoice, Customer must notify Diginex in writing within ten (10) days of your receipt of the invoice setting out the reasons for such dispute.

F.	Payment by Customer under this Agreement is due and payable on receipt of an invoice and paid within thirty (30) days or as explicitly expressed. Fees not received within thirty (30) days of the date of an invoice shall be subject to interest charges for all overdue amounts at the lower of the rate of one percent (1%) per month, or the maximum rate permitted by law. Fees are exclusive of applicable VAT or relevant local sales tax or any other applicable taxes. All amounts due to Customer under this Agreement, unless otherwise specified by Diginex, shall be in US dollars.

6.	DIGINEX RESPONSIBILITIES

A.	Diginex shall help train Customer for initial training on user features after which any further training, support or related activities would fall under a Maintenance and Service agreement.

B.	Diginex will not approach prospects or clients introduced by Aikya without express permission from Aikya.

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7.	CUSTOMER’S RESPONSIBILITIES

A.	The Customer will market and re-sell Diginex’ services to their client network

B.	The Customer can introduce Clients to Diginex and co-drive sales process of said clients in case of enterprise deals

C.	The Customer will pay for all marketing costs related to their distribution of Diginex products in the Territories.

8.	CONFIDENTIALITY

A.	Each Party acknowledges and agrees that during the provision of the Services, Confidential Information will be or has been disclosed by the Customer, its Affiliate, and or its clients (the “Disclosing Party”) to Diginex (such Party a “Receiving Party”). The Parties further agree that the obligation of confidentiality in this Agreement shall continue in full force and effect after the expiry of or the termination of this Agreement until the information properly comes into the public domain (without the breach of any of the provisions in this Clause 10).

(a)	The term “Confidential Information” for the purpose of this Agreement shall mean:

i.	any and all information disclosed, furnished or communicated by or on behalf of the Disclosing Party to the Receiving Party in connection with the purposes contemplated in this Agreement; or

ii.	any and all information disclosed by the Disclosing Party to the Receiving Party which is in writing or other tangible form and clearly marked as proprietary or confidential at the time of disclosure or which is not in tangible form but is clearly identified by the Disclosing Party as proprietary or confidential at the time of disclosure; and

iii.	any and all information which the Receiving Party knows or should reasonably have known to be of a confidential nature

(b)	Notwithstanding any other provision of this Agreement, the Parties acknowledge that Confidential Information shall not include any information that:

i.	is or becomes publicly available without breach of this Agreement;

ii.	was previously in the possession of the Receiving Party and which was not acquired directly or indirectly from the Disclosing Party as evidenced by written records;

iii.	a Party lawfully receives without any obligation of confidentiality from a third party who is entitled to disclose such information lawfully and without being in breach of confidentiality undertakings; or

iv.	is required to be disclosed by law.

B.	The Receiving Party undertakes and agrees to:

(a)	maintain Confidential Information, including the existence of this Agreement and the terms thereof, in confidence and the same will not be disclosed to or used by any person except as provided herein. The Receiving Party agrees that it will treat all Confidential Information with at least the same degree of care as it accords its own confidential information. The Receiving Party further represents that it exercises at least reasonable care to protect its own confidential information. The Receiving Party agrees that it will disclose Confidential Information only to those of its agents, employees or contractors, if any, who need to know such information for the execution of the service, and certifies that, unless such persons are under express written obligations of confidentiality or obligations of confidentiality imposed by rule, law, or custom, such persons have previously signed a copy of this Agreement;

(b)	If required by law to disclose any Confidential Information, the Receiving Party will promptly inform the disclosing Party of any information it believes comes within the circumstances and take reasonable efforts to minimize the extent of any required disclosure and to obtain an undertaking from the recipient to maintain the confidentiality thereof;

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(c)	that the Receiving Party acquires no rights of ownership or title, license, or other intellectual property rights in the Confidential Information and will no assert any rights thereupon. If such rights were nevertheless to have accrued to it for any reason whatsoever, the Receiving Party will assign, dispose or otherwise transfer (and effect the transfer of) the full and exclusive ownership of all such rights to the Disclosing Party free of charge, or for a nominal fee. Nothing herein contained will be deemed to limit or restrict the rights of the Disclosing Party to assert claims for copyright or patent infringement or other violation of its intellectual property rights against the Receiving Party;

(d)	The Receiving Party will not decompile any software or reverse engineer any software, or other product or process, part of the Services;

(e)	Anything to the contrary in this Agreement notwithstanding, the Receiving Party acknowledges and agrees that due to the unique nature of the Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may result in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party will be entitled to apply for injunctive relief from a court of competent jurisdiction to restrain any threatened or continued breach of this Agreement. Furthermore, the Receiving Party will notify the disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware.

C.	The Receiving Party will at any time, upon request from the Disclosing Party option either: (i) return to the disclosing Party all Confidential Information in its possession or control together with all information and documentation containing, comprising or relating in any way to the Confidential Information, or (ii) destroy all copies of the Confidential Information in its possession or control together with all information and documentation containing, comprising or relating in any way to the Confidential Information, and certify that the Confidential Information has been destroyed.

9.	PERSONAL DATA AND DATA PRIVACY POLICY

A.	Diginex refer to its privacy and data policy applicable to all customers, found in the footer of Diginex’s website www.Diginex.com. Any update to the policy provided on website during the Term shall be applicable to Customer and its clients. Details found here: www.diginex.com/privacy-policy

10.	TERM AND TERMINATION

TERMINATION FOR CAUSE

A.	Diginex shall have the right to terminate this Agreement at any time upon thirty (30) days prior written notice if the Customer:

(a)	fails to provide accurate quarterly clients’ revenue information;

(b)	delays for more than thirty (30) calendar days in effecting any payment due Diginex under this Agreement in the manner specified in Clause 2 of this Agreement; or

(c)	has infringed Diginex’s IP Rights.

B.	The Customer shall have the right to terminate this Agreement immediately if Diginex:

(a)	knowingly approaches any of the Customers clients without prior agreement; or

(b)	is in breach of any of the material terms of this Agreement upon written notice from the Customer.

11.	GOVERNING LAW – VENUE

A.	This Agreement will be governed by, and construed and enforced in accordance with, the laws of Hong Kong, without giving effect to the principles of conflicts of law thereof.

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This Maintenance and Service agreement is entered by and between **Diginex Solutions (Diginex) Ltd** with registration number **2635911** and with its registered office Smart-Space Fintech 2, Room 3, Unit 401-404 Core C, Cyberport, Telegraph Bay, Hong Kong (**Diginex**) and the **Customer (AIKYA Business Solution Private Limited (AIKYA)).**

Services and Agreement Start Date	17th March 2025

.

Customer Information			
By or on Behalf of (**Customer**)	AIKYA Business Solution Private Limited (AIKYA)		
Authorised Signature	/s/ Ramesh CR		
Date	18th March 2025		
Signatory's Name			
Signatory's Position			
Company Registration Number		Country	India
Company Registered Address			
Contact Phone			
Email			

Diginex and Customer each a **Party** and, collectively, **Parties**.

For Diginex	
Authorised Signature	/s/ Mark Bilik
Date and Place	18 March 2025
Signatory's Name	Mark Blick
Signatory's Position	CEO
Bank Name	[redacted]
Bank SWIFT code	[redacted]
Account Name	[redacted]
Account Number	[redacted]

WHEREAS:

i. DIGINEX is the owner of sustainability services and Customer wishes to promote these services and the right to refer the Services to its clients (“**Purpose**”) in Malaysia (collectively, the “**Territories**”).

1. COMPENSATION

A. The compensation and fee structure is set out in clause 5.

2. TERM AND TERMINATION

A. The Services will start from the Services Agreement Start Date and will expire thirty-six (36) months thereafter (**Term**). Unless either Party sends a notice to the other at the latest thirty (30) calendar days prior to the expiry of each consecutive term, this Agreement will be automatically renewed by twelve (12) months.

IN WITNESS WHEREOF, the Parties have agreed to be bound by the terms and conditions of the Agreement.

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1.	DEFINITIONS

Affiliate means, with respect to a given person, another person that, directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person. As used herein, the term “control” means possessing, directly or indirectly, the power to direct or cause the direction of the management, policies and operations of such person, whether through ownership of voting securities, by contract or otherwise.

Available Services means any services that are provided from diginex.

Customer Sites means the Customer’s sites specified in accordance with the relevant Statement of Work at which the Services is to be performed.

Personal Data means, without limitation: personally identifiable information or personal data as defined under the laws of the respective jurisdiction applicable to the Services to be performed and, in any event, (i) any information that can be used to distinguish or trace an individual’s identity, such as person’s name, date and place of birth, biometric records mother’s maiden name, address, email address, telephone number, social security number, state identification or driver’s license numbers, account information, PIN numbers, access and security codes, login information; and (ii) any other information that is linked or linkable to an individual, such as information about a person’s sex, age, income, health or medical information, educational, financial and employment information. Personal Information includes whole or partial copies of such information or materials derived from such information.

2.	GRANT

Diginex granted to the Customer, subject to the terms and conditions of the Licensed Software Agreement, a non-exclusive right to promote the Diginex brand and its services for the Purpose. If Customer is promoting any other company with competing service offering in the same Territories or to the same client network, Customer is obliged to inform Diginex.

3.	SCOPE OF AGREEMENT

A.	Customer and Diginex agree to enter a Maintenance and Service Contract. Customer may ask Diginex to provide any or all available services to their client network.

B.	This Maintenance and Service Agreement is a separate and independent contract from the Licensed Software Agreement. The rights granted under the Licensed Software Agreement are not contingent upon the execution, continuation, or renewal of this Maintenance and Service Agreement.

C.	Termination or non-renewal of this Maintenance and Service Agreement shall not affect Customer’s rights under the Licensed Software Agreement. Customer shall retain full rights to use the Licensed Software in accordance with the Licensed Software Agreement, independent of any or all Available Services providing to clients or maintenance service.

D.	Either party may propose changes to the scope or execution of the Services, but no proposed changes will come into effect until a relevant change order (Change Order) has been signed by both parties. A Change Order will be a document setting out the proposed changes and the effect that those changes will have on:

(a)	the Services;

(b)	the Fees and Expenses;

(c)	the Services timetable; and

(d)	any of the other terms of contract.

E.	If Diginex wishes to make a change to the Services, it will provide a draft Change Order to Customer.

F.	If the Customer wishes to make a change to the Services:

(a)	it will notify Diginex and provide as much detail as Diginex reasonably requires of the proposed changes, including the timing of the proposed change; and

(b)	Diginex will, as soon as reasonably practicable after receiving the information, provide a draft Change Order to the Customer.

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G.	If the Parties:

(a)	agree to a Change Order, they will sign it and that Change Order will amend contract or relevant documentation.

4.	COVENANTS, REPRESENTATIONS AND WARRANTIES

A.	Each Party hereto represents and warrants, as far as applicable, that:

(a)	it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation;

(b)	it has never been declared bankrupt;

(c)	it has the corporate power and authority to enter into this Agreement, and the execution, delivery and performance of this Agreement and the transactions and other documents contemplated hereby have been duly authorized by all necessary corporate action;

(d)	it will immediately notify the other if it becomes aware of any change in regulatory requirements, or reasonably foreseeable change in regulatory requirements, or any events that is likely to materially affect either Party’s obligations, revenues or costs under, or any material term of, this Agreement;

5.	TERMS OF PAYMENT

A.	Customer agrees to pay Diginex a total fee of for upgrades, maintenance, and marketing support for a 36-month period.

B.	Payment from Customer to Diginex is made in US dollars (USD).

C.	Any invoice due to Customer shall be calculated by Diginex at time of client acquisition, upon receipt of commercial terms between Client and Customer. Customer shall provide, in an agreed format, any supporting documentation relating to the calculation of the discount and commercial deal.

D.	Should Customer have any queries or dispute in relation to the invoice, Customer must notify Diginex in writing within ten (10) days of your receipt of the invoice setting out the reasons for such dispute.

E.	Payment by Customer under this Agreement is due and payable on receipt of an invoice and paid within thirty (30) days or as explicitly expressed. Fees not received within thirty (30) days of the date of an invoice shall be subject to interest charges for all overdue amounts at the lower of the rate of one percent (1%) per month, or the maximum rate permitted by law. Fees are exclusive of applicable VAT or relevant local sales tax or any other applicable taxes. All amounts due to Customer under this Agreement, unless otherwise specified by Diginex, shall be in US dollars.

F.	Non-embarrassment. Customer shall not apply any inside costs, any bundle sales arrangement, shift payment to services, or implement any other like measure as may have the effect of reducing the value of Diginex revenue share such that the revenue share shall always represent a direct pass through of the allocated percentage of fees set forth.

G.	Diginex provide licenses exclusively to Aikya for resale to clients in the Territory.

H.	A maintenance agreement as described in Schedule A is an optional service that the Customer can subscribe to or decline

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6.	DIGINEX RESPONSIBILITIES

A.	Diginex shall provide support to Customer as per any other client of Diginex, including joining Customer in client pitches and providing Customer with marketing collaterals. Diginex shall help train Customer clients on user features and help to resolve technical queries raised by the client.

B.	Diginex will not approach prospects or clients introduced by Aikya without express permission from Aikya.

7.	CUSTOMER’S RESPONSIBILITIES

A.	The Customer will market and re-sell Diginex’ services to their client network

B.	The Customer can introduce Clients to Diginex and co-drive sales process of said clients in case of enterprise deals

8.	CONFIDENTIALITY

A.	Each Party acknowledges and agrees that during the provision of the Services, Confidential Information will be or has been disclosed by the Customer, its Affiliate, and or its clients (the “Disclosing Party”) to Diginex (such Party a “Receiving Party”). The Parties further agree that the obligation of confidentiality in this Agreement shall continue in full force and effect after the expiry of or the termination of this Agreement until the information properly comes into the public domain (without the breach of any of the provisions in this Clause 10).

(a)	The term “Confidential Information” for the purpose of this Agreement shall mean:

i.	any and all information disclosed, furnished or communicated by or on behalf of the Disclosing Party to the Receiving Party in connection with the purposes contemplated in this Agreement; or

ii.	any and all information disclosed by the Disclosing Party to the Receiving Party which is in writing or other tangible form and clearly marked as proprietary or confidential at the time of disclosure or which is not in tangible form but is clearly identified by the Disclosing Party as proprietary or confidential at the time of disclosure; and

iii.	any and all information which the Receiving Party knows or should reasonably have known to be of a confidential nature

(b)	Notwithstanding any other provision of this Agreement, the Parties acknowledge that Confidential Information shall not include any information that:

i.	is or becomes publicly available without breach of this Agreement;

ii.	was previously in the possession of the Receiving Party and which was not acquired directly or indirectly from the Disclosing Party as evidenced by written records;

iii.	a Party lawfully receives without any obligation of confidentiality from a third party who is entitled to disclose such information lawfully and without being in breach of confidentiality undertakings; or

iv.	is required to be disclosed by law.

B.	The Receiving Party undertakes and agrees to:

(a)	maintain Confidential Information, including the existence of this Agreement and the terms thereof, in confidence and the same will not be disclosed to or used by any person except as provided herein. The Receiving Party agrees that it will treat all Confidential Information with at least the same degree of care as it accords its own confidential information. The Receiving Party further represents that it exercises at least reasonable care to protect its own confidential information. The Receiving Party agrees that it will disclose Confidential Information only to those of its agents, employees or contractors, if any, who need to know such information for the execution of the service, and certifies that, unless such persons are under express written obligations of confidentiality or obligations of confidentiality imposed by rule, law, or custom, such persons have previously signed a copy of this Agreement;

(b)	If required by law to disclose any Confidential Information, the Receiving Party will promptly inform the disclosing Party of any information it believes comes within the circumstances and take reasonable efforts to minimize the extent of any required disclosure and to obtain an undertaking from the recipient to maintain the confidentiality thereof;

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(c)	that the Receiving Party acquires no rights of ownership or title, license, or other intellectual property rights in the Confidential Information and will no assert any rights thereupon. If such rights were nevertheless to have accrued to it for any reason whatsoever, the Receiving Party will assign, dispose or otherwise transfer (and effect the transfer of) the full and exclusive ownership of all such rights to the Disclosing Party free of charge, or for a nominal fee. Nothing herein contained will be deemed to limit or restrict the rights of the Disclosing Party to assert claims for copyright or patent infringement or other violation of its intellectual property rights against the Receiving Party;

(d)	The Receiving Party will not decompile any software or reverse engineer any software, or other product or process, part of the Services;

(e)	Anything to the contrary in this Agreement notwithstanding, the Receiving Party acknowledges and agrees that due to the unique nature of the Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may result in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party will be entitled to apply for injunctive relief from a court of competent jurisdiction to restrain any threatened or continued breach of this Agreement. Furthermore, the Receiving Party will notify the disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware.

C.	The Receiving Party will at any time, upon request from the Disclosing Party option either: (i) return to the disclosing Party all Confidential Information in its possession or control together with all information and documentation containing, comprising or relating in any way to the Confidential Information, or (ii) destroy all copies of the Confidential Information in its possession or control together with all information and documentation containing, comprising or relating in any way to the Confidential Information, and certify that the Confidential Information has been destroyed.

9.	PERSONAL DATA AND DATA PRIVACY POLICY

A.	Diginex refer to its privacy and data policy applicable to all customers, found in the footer of Diginex’s website www.Diginex.com. Any update to the policy provided on website during the Term shall be applicable to Customer and its clients. Details found here: www.diginex.com/privacy-policy

10.	TERM AND TERMINATION

TERMINATION WITHOUT CAUSE

A.	This Agreement will expire thirty-six (36) months thereafter (Term). Unless either Party sends a notice to the other at the latest thirty (30) calendar days prior to the expiry of each consecutive term, this Agreement will be automatically renewed by twelve (12) months.

B.	Diginex reserves the right to terminate this Agreement if there is no traction after 12 months

TERMINATION FOR CAUSE

C.	Diginex shall have the right to terminate this Agreement at any time upon thirty (30) days prior written notice if the Customer:

(a)	fails to provide accurate quarterly clients’ revenue information;

(b)	delays for more than thirty (30) calendar days in effecting any payment due Diginex under this Agreement in the manner specified in Clause 2 of this Agreement; or

(c)	has infringed Diginex’s IP Rights.

D.	The Customer shall have the right to terminate this Agreement immediately if Diginex:

(a)	knowingly approaches any of the Customers clients without prior agreement; or

(b)	is in breach of any of the material terms of this Agreement upon written notice from the Customer.

11.	GOVERNING LAW - VENUE

A.	This Agreement will be governed by, and construed and enforced in accordance with, the laws of Singapore, without giving effect to the principles of conflicts of law thereof.

12.	MISCELLANEOUS

A.	Diginex will provide marketing collaterals and allow for Customer to use diginex logo, with prior consent from Diginex.

B.	Diginex will provide updates to the Customer in the event of any upcoming Services feature releases.

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